Exhibit 99.1

Moved on Business Wire
February 4, 2021

DXC Technology Reports Third Quarter Fiscal 2021 Results

Third quarter revenues of $4.3 billion

Diluted EPS was $4.29 and non-GAAP diluted EPS was $0.84

Bookings of $4.9 billion and book-to bill ratio of 1.13x

Revenue, margin and non-GAAP EPS exceeded our guidance range

Paid down debt of $3.5 billion, strengthening the balance sheet

TYSONS, Va., February 4, 2021 - DXC Technology (NYSE: DXC) today reported results for the third quarter and first nine months of fiscal year 2021.

“Our strong third quarter results demonstrate the good progress we are making executing on our transformation journey. We have done well attracting talent, improving the environment for our people, strengthening our customer relationships, taking out cost without disruption, and winning in the market,” said Mike Salvino, DXC president and chief executive officer. “I am pleased with the solid level of stability and momentum we are achieving and want to thank our people, customers, and shareholders for their support of the 'new DXC'.”

Financial Highlights - Third Quarter Fiscal 2021

•Revenue in the third quarter was $4,288 million.
•Net income was $1,103 million for the third quarter. Non-GAAP net income was $221 million, excluding special items, net of tax.
•Diluted earnings per share was $4.29; non-GAAP diluted earnings per share was $0.84.
•Net cash used in operating activities was $(187) million.

Financial Information by Segment

Global Business Services (GBS)

•Bookings for the quarter totaled $2.7 billion for a book-to-bill ratio of 1.35x.
•Revenue was $1,921 million, down 18.6% year-over-year, and down 7.0% on an organic basis.
•Profit margin was 14.2%, an increase of 0.1% vs. the second quarter. Year-over-year, margins were down 0.8%, reflecting project terminations and price-downs offset by the timing of cost take out initiatives.

Global Infrastructure Services (GIS)

•Bookings for the quarter was $2.2 billion for a book-to-bill ratio of 0.95x.
•Revenue was $2,367 million, down 11.1% year-over-year, and down 13.2% on an organic basis.
•Profit margin in the quarter was 3.7%, an increase of 2.1% vs. the second quarter. Year-over-year, margins were down 5.0% reflecting project terminations and price-downs offset by the timing of cost take out initiatives.

Earnings

•EBIT and adjusted EBIT in the quarter were $2,032 million and $300 million, respectively. EBIT and adjusted EBIT margins were 47.4% and 7.0%, respectively. Adjusted EBIT margin exceeded our guidance, due to solid execution on our cost optimization initiatives.
•Diluted EPS and non-GAAP diluted EPS were $4.29 and $0.84. Non-GAAP diluted EPS exceeded our guidance range due to improved operational execution and a better than anticipated tax rate.

Ken Sharp, chief financial officer, commented: “I am truly excited to join DXC. The strength of the team, and the effectiveness of our transformation journey is clearly visible in our Q3 results. We see continued stabilization of revenues and improving margins, as we bring the 'new DXC', which focuses on our people and our customers, to the market.”

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss these results today at 5:00 p.m. EST. The dial-in number for domestic callers is 800-949-2175. Callers who reside outside of the United States should dial +1-323-994-2131. The passcode for all participants is 4526218. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until February 11, 2021. The replay passcode is 4526218.

About DXC Technology
DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world’s largest companies trust DXC to provide services across the Enterprise Technology Stack to deliver new levels of performance, competitiveness and customer experiences. Learn more about the DXC story and our focus on people, customers and operational execution at www.dxc.technology.

Forward-Looking Statements
All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the recent outbreak of the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in DXC's Annual Report on Form 10-K for the fiscal year ended March 31, 2020, and any updating information in subsequent SEC filings including DXC's upcoming Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

About Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: revenues in constant currency, organic revenues, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

We present these non-GAAP financial measures of performance which are derived from the statements of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes ("EBIT"), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP income before income taxes, non-GAAP net income, non-GAAP EPS and adjusted free cash flow.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures allow investors to better understand the financial performance of DXC exclusive of the impacts of corporate-wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC, as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around diluted non-GAAP EPS targets.

Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of operating performance such as the amortization of acquired intangible assets, transaction, separation and integration-related costs, and gains and losses on dispositions of businesses.

Incremental amortization of intangible assets acquired through business combinations may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets, primarily customer related intangible assets from its non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Selected references to revenues are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. In addition, references are made to revenues on a “organic basis” to exclude the impacts of acquisitions and divestitures from “constant currency basis” financial results, thereby providing comparisons of operating performance from period to period of the business that we have owned during all periods presented. Revenues on a “constant currency basis” and “organic constant currency basis” are non-GAAP financial measures calculated by translating current period activity into U.S. dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. dollar.

# # #

Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
Shailesh Murali, M&A and Investor Relations, +1-703-245-9700, shailesh.murali@dxc.com
John Sweeney, CFA, Vice President Investor Relations, +1-980-315-3665, john.sweeney@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per-share amounts)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Revenues	$4,288	$5,021	$13,344	$14,762

Costs of services	3,333	3,827	10,525	11,128
Selling, general and administrative	517	518	1,595	1,514
Depreciation and amortization	475	479	1,492	1,416
Goodwill impairment losses	—	53	—	2,940
Restructuring costs	104	74	441	248
Interest expense	82	93	284	288
Interest income	(28)	(33)	(76)	(130)
Gain on dispositions of businesses	(2,046)	—	(2,046)	—
Gain on arbitration award	—	—	—	(632)
Other income, net	(127)	(117)	(318)	(344)
Total costs and expenses	2,310	4,894	11,897	16,428

Income (loss) before income taxes	1,978	127	1,447	(1,666)
Income tax expense	875	37	789	191
Net income (loss)	1,103	90	658	(1,857)
Less: net income attributable to non-controlling interest, net of tax	5	8	9	17
Net income (loss) attributable to DXC common stockholders	$1,098	$82	$649	$(1,874)

Earnings (loss) per common share:
Basic	$4.32	$0.32	$2.55	$(7.20)
Diluted	$4.29	$0.32	$2.54	$(7.20)

Cash dividend per common share	$—	$0.21	$—	$0.63

Weighted average common shares outstanding for:
Basic EPS	254.32	255.09	254.03	260.24
Diluted EPS	255.75	256.05	255.20	260.24

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	December 31, 2020	March 31, 2020
Assets
Cash and cash equivalents	$3,919	$3,679
Receivables, net	4,130	4,392
Prepaid expenses	586	646
Other current assets	470	270
Total current assets	9,105	8,987

Intangible assets, net	4,019	5,731
Operating right-of-use assets, net	1,459	1,428
Goodwill	736	2,017
Deferred income taxes, net	315	265
Property and equipment, net	3,321	3,547
Other assets	4,679	4,031
Total Assets	$23,634	$26,006

Liabilities
Short-term debt and current maturities of long-term debt	$795	$1,276
Accounts payable	852	1,598
Accrued payroll and related costs	741	630
Current operating lease liabilities	450	482
Accrued expenses and other current liabilities	3,285	2,801
Deferred revenue and advance contract payments	1,102	1,021
Income taxes payable	1,045	87
Total current liabilities	8,270	7,895

Long-term debt, net of current maturities	5,444	8,672
Non-current deferred revenue	666	735
Non-current operating lease liabilities	1,113	1,063
Non-current income tax liabilities and deferred tax liabilities	792	1,157
Other long-term liabilities	1,354	1,355
Total Liabilities	17,639	20,877

Total Equity	5,995	5,129

Total Liabilities and Equity	$23,634	$26,006

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Nine Months Ended
(in millions)	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income (loss)	$658	$(1,857)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,506	1,429
Goodwill impairment losses	—	2,940
Operating right-of-use expense	463	506
Pension and other post-employment benefits, actuarial and settlement losses	2	—
Share-based compensation	42	57
Deferred taxes	(319)	(28)
(Gain) loss on dispositions	(2,023)	6
Provision for losses on accounts receivable	52	—
Unrealized foreign currency exchange (gain) loss	(60)	14
Impairment losses and contract write-offs	68	20
Other non-cash charges, net	(2)	(13)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in assets	88	141
Decrease in operating lease liability	(463)	(506)
Increase (decrease) in other liabilities	392	(647)
Net cash provided by operating activities	404	2,062

Cash flows from investing activities:
Purchases of property and equipment	(215)	(240)
Payments for transition and transformation contract costs	(189)	(220)
Software purchased and developed	(209)	(178)
Payments for acquisitions, net of cash acquired	(10)	(1,997)
Business dispositions	4,942	—
Cash collections related to deferred purchase price receivable	159	513
Proceeds from sale of assets	27	55
Short-term investing	—	(75)
Other investing activities, net	(5)	20
Net cash provided by (used in) investing activities	4,500	(2,122)

Cash flows from financing activities:
Borrowings of commercial paper	854	4,010
Repayments of commercial paper	(1,327)	(3,893)
Borrowings under lines of credit	2,500	—
Repayment of borrowings under lines of credit	(4,000)	—
Borrowings on long-term debt, net of discount	993	2,198
Principal payments on long-term debt	(2,926)	(1,029)
Payments on finance leases and borrowings for asset financing	(694)	(646)
Proceeds from stock options and other common stock transactions	1	11
Taxes paid related to net share settlements of share-based compensation awards	(5)	(15)
Repurchase of common stock and advance payment for accelerated share repurchase	—	(736)
Dividend payments	(53)	(161)
Other financing activities, net	(14)	(44)
Net cash used in financing activities	(4,671)	(305)
Effect of exchange rate changes on cash and cash equivalents	20	26
Net increase (decrease) in cash and cash equivalents including cash classified within current assets held for sale	253	(339)
Less: cash classified within current assets held for sale	(13)	—
Net increase (decrease) in cash and cash equivalents	240	(339)
Cash and cash equivalents at beginning of year	3,679	2,899
Cash and cash equivalents at end of period	$3,919	$2,560

Segment Results

The following table summarizes segment revenue for the third quarter and first nine months of fiscal 2021 and 2020:

Segment Revenue
	Three Months Ended		Percentage Change
(in millions)	December 31, 2020	December 31, 2019	Actual	Constant Currency	Organic
Global Business Services	$1,921	$2,359	(18.6)%	(20.8)%	(7.0)%
Global Infrastructure Services	2,367	2,662	(11.1)%	(13.5)%	(13.2)%
Total Revenues	$4,288	$5,021	(14.6)%	(16.9)%	(10.5)%

	Nine Months Ended		Percentage Change
(in millions)	December 31, 2020	December 31, 2019	Actual	Constant Currency	Organic
Global Business Services	$6,337	$6,803	(6.8)%	(7.6)%	(7.4)%
Global Infrastructure Services	7,007	7,959	(12.0)%	(12.5)%	(12.6)%
Total Revenues	$13,344	$14,762	(9.6)%	(10.2)%	(10.5)%

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

Segment Profit
	Three Months Ended		Nine Months Ended
(in millions)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Profit
GBS profit	$273	$353	$805	$1,078
GIS profit	88	232	147	815
All other loss	(61)	(57)	(179)	(184)
Interest income	28	33	76	130
Interest expense	(82)	(93)	(284)	(288)
Restructuring costs	(104)	(74)	(441)	(248)
Transaction, separation and integration-related costs	(96)	(68)	(307)	(226)
Amortization of acquired intangible assets	(114)	(146)	(414)	(435)
Gain on disposition of businesses	2,046	—	2,046	—
Pension and OPEB actuarial and settlement losses	—	—	(2)	—
Goodwill impairment losses	—	(53)	—	(2,940)
Gain on arbitration award	—	—	—	632
Income (loss) before income taxes	$1,978	$127	$1,447	$(1,666)

Segment profit margins
GBS	14.2%	15.0%	12.7%	15.8%
GIS	3.7%	8.7%	2.1%	10.2%

Reconciliation of Non-GAAP Financial Measures

Our non-GAAP adjustments include:
•Restructuring costs - reflects costs, net of reversals, related to workforce optimization and real estate charges.
•Transaction, separation and integration-related (“TSI”) costs - reflects costs to execute on strategic alternatives, costs related to integration, planning, financing and advisory fees associated with the HPES Merger and other acquisitions and costs related to the separation of USPS and other divestitures.(1)
•Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.
•Gain on disposition of businesses - Reflects gains and losses related to sales of businesses
•Pension and OPEB actuarial and settlement gains and losses - reflects pension and OPEB actuarial and settlement gains and losses.
•Goodwill impairment losses - reflects impairment losses on goodwill.
•Gain on arbitration award - reflects a gain related to the HPES merger arbitration award.
•Tax adjustment - for fiscal 2021 periods, reflects the impact of tax entries related to prior restructuring charges and an adjustment to the tax expense relating to USPS, and for fiscal 2020 periods, reflects the impact of tax entries related to prior restructuring charges. Income tax expense of non-GAAP adjustments is computed by applying the jurisdictional tax rate to the pre-tax adjustments on a jurisdictional basis.

(1) TSI-Related Costs for all periods presented include fees and other internal and external expenses associated with legal, accounting, consulting, due diligence, investment banking advisory, and other services, as well as financing fees, retention incentives, and resolution of transaction related claims in connection with, or resulting from, exploring or executing potential acquisitions, dispositions and strategic alternatives, whether or not announced or consummated.

The TSI-Related Costs for Q3 FY21 include $77 million of costs to execute the strategic alternatives (including $52M for the sale of HHS which closed in October 2020 and $23M for the sale of the healthcare software business which is expected to close later this year); $7 million in expenses related to integration projects resulting from the CSC – HPE ES merger (including costs associated with continuing efforts to separate certain IT systems) and $12 million of costs incurred in connection with activities related to other acquisitions and divestitures.

Organic Revenue Non-GAAP Reconciliation

	Three Months Ended
	December 31, 2020			December 31, 2019			Percentage Change
(in millions)	GBS	GIS	Total	GBS	GIS	Total	GBS	GIS	Total

Revenues	$1,921	$2,367	$4,288	$2,359	$2,662	$5,021	(18.6)%	(11.1)%	(14.6)%
Impact of foreign currency	(53)	(65)	(118)	—	—	—	(2.2)%	(2.4)%	(2.3)%
Revenues in constant currency	1,868	2,302	4,170	2,359	2,662	5,021	(20.8)%	(13.5)%	(16.9)%
Impact of acquisitions and divestitures	(7)	(6)	(13)	(358)	(17)	(375)	13.8%	0.3%	6.4%
Organic revenues	$1,861	$2,296	$4,157	$2,001	$2,645	$4,646	(7.0)%	(13.2)%	(10.5)%

	Nine Months Ended
	December 31, 2020			December 31, 2019			Percentage Change
(in millions)	GBS	GIS	Total	GBS	GIS	Total	GBS	GIS	Total

Revenues	$6,337	$7,007	$13,344	$6,803	$7,959	$14,762	(6.8)%	(12.0)%	(9.6)%
Impact of foreign currency	(50)	(45)	(95)	—	—	—	(0.8)%	(0.5)%	(0.6)%
Revenues in constant currency	6,287	6,962	13,249	6,803	7,959	14,762	(7.6)%	(12.5)%	(10.2)%
Impact of acquisitions and divestitures	(994)	(37)	(1,031)	(1,085)	(32)	(1,117)	0.2%	(0.1)%	(0.3)%
Organic revenues	$5,293	$6,925	$12,218	$5,718	$7,927	$13,645	(7.4)%	(12.6)%	(10.5)%

EBIT and Adjusted EBIT

A reconciliation of net loss to EBIT and adjusted EBIT is as follows:

	Three Months Ended		Nine Months Ended
(in millions)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss)	$1,103	$90	$658	$(1,857)
Income tax expense	875	37	789	191
Interest income	(28)	(33)	(76)	(130)
Interest expense	82	93	284	288
EBIT	2,032	187	1,655	(1,508)
Restructuring costs	104	74	441	248
Transaction, separation, and integration-related costs	96	68	307	226
Amortization of acquired intangible assets	114	146	414	435
Gain on disposition of businesses	(2,046)	—	(2,046)	—
Pension and OPEB actuarial and settlement losses	—	—	2	—
Goodwill impairment losses	—	53	—	2,940
Gain on arbitration award	—	—	—	(632)
Adjusted EBIT	$300	$528	$773	$1,709

Adjusted EBIT margin	7.0%	10.5%	5.8%	11.6%
EBIT margin	47.4%	3.7%	12.4%	(10.2)%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three Months Ended December 31, 2020	Nine Months Ended December 31, 2020
Net cash (used in) provided by operating activities	$(187)	$404
Net cash provided by investing activities (1)	4,734	4,500
Acquisitions, net of cash acquired	—	10
Business dispositions	(4,942)	(4,942)
Payments on capital leases and other long-term asset financings	(207)	(694)
Payments on transaction, separation and integration-related costs	135	304
Payments on restructuring costs	149	309
Adjusted free cash flow	$(318)	$(109)

(1) Excludes short-term investments.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended December 31, 2020
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Gain on Disposition of Businesses	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,333	$—	$—	$—	$—	$3,333
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	517	—	(96)	—	—	421
Income (loss) before income taxes	1,978	104	96	114	(2,046)	246
Income tax expense (benefit)	875	11	16	26	(903)	25
Net income (loss)	1,103	93	80	88	(1,143)	221
Less: net income attributable to non-controlling interest, net of tax	5	—	—	—	—	5
Net income (loss) attributable to DXC common stockholders	$1,098	$93	$80	$88	$(1,143)	$216

Effective tax rate	44.2%					10.2%

Basic EPS	$4.32	$0.37	$0.31	$0.35	$(4.49)	$0.85
Diluted EPS	$4.29	$0.36	$0.31	$0.34	$(4.47)	$0.84

Weighted average common shares outstanding for:
Basic EPS	254.32	254.32	254.32	254.32	254.32	254.32
Diluted EPS	255.75	255.75	255.75	255.75	255.75	255.75

	Nine Months Ended December 31, 2020
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Gain on Disposition of Businesses	Pension and OPEB Actuarial and Settlement Losses	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$10,525	$—	$—	$—	$—	$—	$—	$10,525
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	1,595	—	(314)	—	—	—	—	1,281
Income (loss) before income taxes	1,447	441	307	414	(2,046)	2	—	565
Income tax expense (benefit)	789	75	70	95	(903)	—	(2)	124
Net income (loss)	658	366	237	319	(1,143)	2	2	441
Less: net income attributable to non-controlling interest, net of tax	9	—	—	—	—	—	—	9
Net income (loss) attributable to DXC common stockholders	$649	$366	$237	$319	$(1,143)	$2	$2	$432

Effective tax rate	54.5%							21.9%

Basic EPS	$2.55	$1.44	$0.93	$1.26	$(4.50)	$0.01	$0.01	$1.70
Diluted EPS	$2.54	$1.43	$0.93	$1.25	$(4.48)	$0.01	$0.01	$1.69

Weighted average common shares outstanding for:
Basic EPS	254.03	254.03	254.03	254.03	254.03	254.03	254.03	254.03
Diluted EPS	255.20	255.20	255.20	255.20	255.20	255.20	255.20	255.20

	Three Months Ended December 31, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Goodwill Impairment Losses	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,827	$—	$—	$—	$—	$—	$3,827
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	518	—	(68)	—	—	—	450
Income before income taxes	127	74	68	146	53	—	468
Income tax expense (benefit)	37	10	16	34	53	(10)	140
Net income	90	64	52	112	—	10	328
Less: net income attributable to non-controlling interest, net of tax	8	—	—	—	—	—	8
Net income attributable to DXC common stockholders	$82	$64	$52	$112	$—	$10	$320

Effective Tax Rate	29.1%						29.9%

Basic EPS	$0.32	$0.25	$0.20	$0.44	$—	$0.04	$1.25
Diluted EPS	$0.32	$0.25	$0.20	$0.44	$—	$0.04	$1.25

Weighted average common shares outstanding for:
Basic EPS	255.09	255.09	255.09	255.09	255.09	255.09	255.09
Diluted EPS	256.05	256.05	256.05	256.05	256.05	256.05	256.05

	Nine Months Ended December 31, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Goodwill Impairment Losses	Gain on Arbitration Award	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$11,128	$—	$—	$—	$—	$—	$—	$11,128
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	1,514	—	(226)	—	—	—	—	1,288
(Loss) income before income taxes	(1,666)	248	226	435	2,940	(632)	—	1,551
Income tax expense (benefit)	191	42	43	99	53	—	(39)	389
Net (loss) income	(1,857)	206	183	336	2,887	(632)	39	1,162
Less: net income attributable to non-controlling interest, net of tax	17	—	—	—	—	—	—	17
Net (loss) income attributable to DXC common stockholders	$(1,874)	$206	$183	$336	$2,887	$(632)	$39	$1,145

Effective Tax Rate	(11.5)%							25.1%

Basic EPS	$(7.20)	$0.79	$0.70	$1.29	$11.09	$(2.43)	$0.15	$4.40
Diluted EPS	$(7.20)	$0.79	$0.70	$1.28	$11.03	$(2.42)	$0.15	$4.38

Weighted average common shares outstanding for:
Basic EPS	260.24	260.24	260.24	260.24	260.24	260.24	260.24	260.24
Diluted EPS	260.24	261.69	261.69	261.69	261.69	261.69	261.69	261.69

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.